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                              July 27, 2001



BlackRock Municipal Income Trust
345 Park Avenue
New York, New York 10154

               Re:  BlackRock Municipal Income Trust
                    Registration Statement on Form N-2
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Ladies and Gentlemen:

          We have acted as special counsel to BlackRock Municipal Income Trust, a business trust formed under the Delaware Business Trust Act (the "Trust"), in connection with the initial public offering by the Trust of up to 79,167 shares (including shares subject to an over-allotment option) (the "Shares") of the Trust's common shares of beneficial interest, par value $0.001 per share (the "Common Shares").

          This opinion is being furnished in accordance with the requirements of
Item 24 of the Form N-2 Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Notification of Registration of the Trust as an investment company under the 1940 Act, on Form N-8A, dated April 3, 2001 as filed with the Securities and Exchange Commission (the "Commission") on April 3, 2001, (ii) the Registration Statement of the Trust on Form N-2 (File Nos. 333-58224 and 811-10339), as filed with the Commission on April 3, 2001, and as amended by Pre-Effective Amendment No. 1 on June 4, 2001, Pre-Effective Amendment No. 2 on June 20, 2001 and Pre-Effective Amendment No. 3 on July 25 2001, under the 1933 Act (such Registration Statement as declared effective on July 26, 2001, as so amended, being hereinafter referred to as the "Registration Statement"); (iii) the Registration Statement of the Trust on Form N-2 as filed with the Commission on July 27, 2001 deemed effective automatically upon filing pursuant to Rule 462 (b) under the 1933 Act (such Registration Statement being hereinafter referred to as the "Supplemental Registration Statement"); (iv) the Underwriting Agreement (the "Underwriting Agreement") entered into between the Trust, as issuer, and Salomon Smith Barney Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters named therein (the "Underwriters"); (v) a specimen certificate representing the Common Shares; (vi) the
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Certificate of Trust and Amended and Restated Agreement and Declaration of Trust
of the Trust, as amended to date and currently in effect; (vii) the By-Laws of the Trust, as currently in effect; (viii) certain resolutions of the Board of Trustees of the Trust relating to the issuance and sale of the Shares and related matters and (ix) certain resolutions of the shareholders of the Trust relating to the Amended and Restated Declaration of Trust. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates of public officials, certificates of officers or other representa tives of the Trust and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submit ted to us as originals, the conformity to original documents of all documents submit ted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents, we have assumed that the parties thereto, other than the Trust, its directors and officers, had or will have the power, corporate or other, to enter into and perform all obliga tions thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinion set forth below, we have assumed that the share certificates representing the Shares will conform to the specimen examined by us and will have been manually signed by an authorized officer of the transfer agent and registrar for the Common Shares and registered by such transfer agent and registrar. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representa tives of the Trust and others.

          Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the Delaware Business Trust Act.

          Based upon and subject to the foregoing, we are of the opinion that when (i) the Supplemental Registration Statement becomes effective; (ii) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Shares and registered by such transfer agent and registrar; and (iv) the Shares have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Shares as contemplated by the Underwriting Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable (except as provided in the last sentence of Section 3.8 of the Amended and Restated
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Agreement and Declaration of Trust).

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Supplemental Registration Statement. We also consent to the reference to our firm under the caption "Legal Opinions" in the Supplemental Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                              Very truly yours,


                              /s/ Shadden, Arps, Slate Meager & Flom LLP